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                                 GIANT FOOD INC.


                           EXCESS BENEFIT SAVINGS PLAN
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                                 GIANT FOOD INC.
                           EXCESS BENEFIT SAVINGS PLAN

                                TABLE OF CONTENTS


INTRODUCTION.................................................................  1
ARTICLE I....................................................................  1
   DEFINITIONS...............................................................  1
      Section 1.1  Account...................................................  1
      Section 1.2  Administrative Committee..................................  1
      Section 1.3  Beneficiary...............................................  1
      Section 1.4  Eligible Employee.........................................  1
      Section 1.5  Employee..................................................  2
      Section 1.6  Employee Savings Accumulation.............................  2
      Section 1.7  Employee Savings Deferral.................................  2
      Section 1.8  Employee Savings Plan Participant.........................  2
      Section 1.9  Employee Savings Yield....................................  2
      Section 1.10 Employer Savings Deferral.................................  2
      Section 1.11 Employer Savings Yield....................................  2
      Section 1.12 Excess Benefit............................................  2
      Section 1.13 Excess Benefit Savings Plan Participant...................  2
      Section 1.14 Plan Regulations..........................................  2
      Section 1.15 Plan Year.................................................  2
      Section 1.16 Retirement Plan...........................................  3
      Section 1.17 Retirement Plan Reduction.................................  3
      Section 1.18 TDSP......................................................  3

ARTICLE II...................................................................  3
   PARTICIPATION.............................................................  3
      Section 2.1  Participation in Excess Benefits..........................  3
      Section 2.2  Participation in EBS Plan.................................  3

ARTICLE III..................................................................  3
   COMPUTATION OF EXCESS BENEFITS............................................  3
      Section 3.1  Executive Retirement Benefit..............................  3
      Section 3.2  Executive Early Retirement Benefit........................  4
      Section 3.3  Delayed Retirement........................................  5
      Section 3.4  Executive Disability Retirement Benefit...................  6
      Section 3.5  Executive Death Benefit...................................  6
      Section 3.6  Reduction for Service.....................................  7
      Section 3.7  Form of Benefit...........................................  8
      Section 3.8  Compensation Restoration Benefit..........................  8
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      Section 3.9  Preservation of Supplemental Deferred Compensation
                   Plan Benefits.............................................  8

ARTICLE IV...................................................................  8
   COMPUTATION OF SAVINGS ACCUMULATION.......................................  8
      Section 4.1  Employee Savings Deferrals................................  8
      Section 4.2  Employer Savings Deferrals................................  9
      Section 4.3  Computation of Yield......................................  9
      Section 4.4  Failure to Elect.......................................... 10
      Section 4.5  No Funding................................................ 10

ARTICLE V.................................................................... 10
   SAVINGS ACCUMULATION BENEFITS............................................. 10
      Section 5.1  Aggregate Benefit......................................... 10
      Section 5.2  Form of Payment........................................... 10
      Section 5.3  Acknowledgment............................................ 11

ARTICLE VI................................................................... 11
   EXCESS BENEFITS........................................................... 11
      Section 6.1  Retirement or Termination Benefits........................ 11
      Section 6.2  Death Benefits............................................ 11
      Section 6.3  Preservation of Excess Benefit Plan Benefits.............. 11

ARTICLE VII.................................................................. 12
   ADMINISTRATION AND FUNDING................................................ 12
      Section 7.1  Administration............................................ 12
      Section 7.2  Funding................................................... 12
      Section 7.3  Good Faith................................................ 13

ARTICLE VIII................................................................. 13
   MISCELLANEOUS............................................................. 13
      Section 8.1  Assignability............................................. 13
      Section 8.2  Contract.................................................. 13
      Section 8.3  Noncompetition............................................ 13
      Section 8.4  Termination for Cause..................................... 14
      Section 8.5  Successors................................................ 15
      Section 8.6  Tax....................................................... 15
      Section 8.7  Gender and Number......................................... 15
      Section 8.8  Governing Law............................................. 15
      Section 8.9  Right to Amend or Terminate............................... 15
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                                 GIANT FOOD INC.
                           EXCESS BENEFIT SAVINGS PLAN


                                  INTRODUCTION

      Giant Food Inc. (the "Company") has adopted this Excess Benefit Savings Plan ("EBS Plan"), which shall generally be effective May 1, 1994, but which shall also be effective as of May 1, 1987, for the limited purpose of preserving the rights of all participants under the Giant Excess Benefit Plan dated May 22, 1987, to benefits accrued as of April 30, 1994.

      The purposes of this EBS Plan are (i) to provide the pension benefits which would have been payable under the Giant Food Inc. Retirement Plan ("Retirement Plan") but for the limitations imposed by Section 415 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") and by
Section 5.07 of the Retirement Plan, and (ii) to provide a non-qualified unfunded tax deferred supplement to the Giant Food Inc. Tax Deferred Savings Plan ("TDSP") in the case of TDSP Participants whose deferrals are less than ten percent (10%) up to the amount which would otherwise have been available under the TDSP but for the application of the contribution and benefit limitation provisions of the Internal Revenue Code to the TDSP.

      It is intended that this EBS Plan be maintained on behalf of a select group of management and highly compensated employees.


                                    ARTICLE I
                                   DEFINITIONS

Section 1.1 Account The record to be maintained as a part of the permanent accounting records of the Company with respect to each EBS Plan Participant showing the liability of the Company to such EBS Plan Participant for benefits accrued under this EBS Plan.

Section 1.2 Administrative Committee The Committee chosen by the Company to administer this EBS Plan.

Section 1.3 Beneficiary The person or persons designated by the Participant or by the terms of the Retirement
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                  Supplemental Plan to receive death benefits under the
                  Retirement Supplemental Plan.

Section 1.4 Eligible Employee Any employee of the Company who (i) is a participant in the Retirement Plan and/or in the TDSP, and
                  (ii) whose pension benefits payable under the Retirement Plan are reduced by the limitations imposed by Section 415 of the Internal Revenue Code and/or by Section 5.07 of the Retirement Plan, or (iii) whose TDSP deferrals are less than ten percent (10%) of Compensation and/or whose TDSP Employer Matching Contributions are less than five percent (5%) of Compensation by virtue of the application of the contribution and benefit limitation provisions of the Internal Revenue Code to the TDSP.

Section 1.5 Employee An employee of the Company or any of its subsidiaries.

Section 1.6 Employee Savings Accumulation With respect to any Employee Benefit Savings Plan Participant, the aggregate total of (i) the Employee Savings Deferral, plus or minus (ii) the Employee Savings Yield, plus (iii) the Employer Savings Deferral, plus or minus (iv) the Employer Savings Yield.

Section 1.7       Employee Savings Deferral See Section 4.1.

Section 1.8 Employee Savings Plan Participant An Eligible Employee who elects to defer amounts under this EBS Plan.

Section 1.9 Employee Savings Yield An amount (which may be positive or negative) determined under Section 4.3 with respect to the amounts designated by a Participant pursuant to Section 4.1 and credited to the Account of a Savings Participant as if such amounts were invested under Section 4.1.

Section 1.10      Employer Savings Deferral See Section 4.2.

Section 1.11 Employer Savings Yield An amount (which may be positive or negative) determined under Section 4.3 with respect to the amounts credited to the Account of a


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                  Savings Participant under Section 4.2 as if such amounts were invested under Section 4.1.

Section 1.12 Excess Benefit The pension benefits which would have been payable under the Giant Food Inc. Retirement Plan but for the limitations imposed by Section 415 of the Internal Revenue Code and Section 5.07 of the Retirement Plan.

Section 1.13 Excess Benefit Savings Plan Participant A Participant in the Retirement Plan who has a Retirement Plan Benefit Reduction.

Section 1.14 Plan Regulations The rules, regulations and procedures not inconsistent with the terms hereof that are established from time to time by the Administrative Committee.

Section 1.15 Plan Year The Plan Year for this EBS Plan shall be May 1 through April 30 commencing on May 1, 1994.

Section 1.16 Retirement Plan The Giant Food Inc. Retirement Plan as it may be amended from time to time.

Section 1.17 Retirement Plan Reduction The excess, if any, of (i) the accrued benefit of a Participant in the Retirement Plan computed without regard to the provisions of Sections 401(a)(17) and 415 of the Internal Revenue Code and the limitations of Section 5.07 of the Retirement Plan over (ii) the accrued benefit of a Participant in the Retirement Plan computed in accordance with the terms of the Plan and such provisions and limitations.

Section 1.18 TDSP The Giant Food Inc. Tax Deferred Savings Plan as it may be amended from time to time.


                                   ARTICLE II
                                  PARTICIPATION

Section 2.1 Participation in Excess Benefits Each Participant who has a Retirement Plan Benefit Reduction shall to the extent of such Retirement Plan Benefit Reduction be a


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                  Participant in the Excess Benefit provisions of this EBS Plan under Article III.

Section 2.2 Participation in EBS Plan Each Eligible Employee who elects in accordance with Section 4.1 and the Plan Regulations to defer a portion of his or her compensation otherwise due from the Company under and pursuant to the terms of this EBS Plan shall be a Participant in the Savings provisions of this EBS Plan under Articles IV and V.


                                   ARTICLE III
                         COMPUTATION OF EXCESS BENEFITS

Section 3.1       Executive Retirement Benefit Upon attainment of age sixty-five
                  (65), a Participant who was an officer of Giant Food Inc. in 1976 shall be entitled to an annual benefit for his life which shall equal sixty percent (60%) of his Final Average Earnings less (a), (b), (c), (d), and (e) below where

                  (a) is the life annuity payable at age sixty-five (65) to the Participant under Section 5.01(a)(i) and Section 5.01(a)(ii), if applicable, of the Giant Food Inc. Retirement Plan (determined regardless of the actual method of distribution selected by the Participant to receive his benefits under the Retirement Plan);

                  (b) is the life annuity at age sixty-five (65) which is the Actuarial Equivalent of the sum of the Participant's account balances in the TDSP as of the most recent valuation date in such plan assuming that such Participant contributed six percent (6%) of his compensation (as such term was defined in the Giant Food Inc. Profit Sharing and Thrift Plan) in each year of active service prior to the Amendment of the Plan effective February 1, 1984, and that such Participant contributed six percent (6%) of his compensation (as such term is defined in the TDSP) including those contributions necessary to obtain the full Employer's


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                        Contribution (as such term is defined in the TDSP) for
                        each year of active service after the amendment of the Profit Sharing and Thrift Plan effective February 1, 1984, during which contributions could have been made and further assuming that such contributions, together with matching Company contributions at the rate of one hundred percent (100%) of the first three percent (3%) of the Participant's contributions, or such lesser amount as provided by the TDSP, were credited with annual investment earnings at the rate earned by the Company on its short-term money market investments;

                  (c) is the life annuity which is the Actuarial Equivalent of the retirement benefit payable at age sixty-five (65) to the Participant under Section 6.1 of this EBS Plan;

                  (d) is the life annuity which is the Actuarial Equivalent of the benefit payable under Section 3.8 hereof; and

                  (e) is the annual Primary Social Security Benefit to which the Participant is entitled at age sixty-five (65).

Section 3.2 Executive Early Retirement Benefit Upon approval of the Administrative Committee, a Participant who was an officer of Giant Food Inc. in 1976 may retire early provided he is eligible for Early Retirement under the Retirement Plan. In the event a Participant does retire early, an Executive Early Retirement Benefit is payable commencing on the same date as his Early Retirement Benefit is payable from the Retirement Plan. The Executive Early Retirement Benefit is an annual benefit payable for life equal to sixty percent (60%) of Final Average Earnings, reduced by three percent (3%) per year, prorated for every month the Early Retirement Date precedes age 62, less (a), (b), (c), and, if applicable, (d) and (e) below, where


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                  (a)   is the life annuity payable at Early Retirement Date to
                        the Participant under Section 5.02(b)(i) and Section 5.02(b)(ii), if applicable, of the Giant Food Inc. Retirement Plan;

                  (b) is the life annuity at Early Retirement Date which is the Actuarial Equivalent of the sum of the Participant's account balances in the TDSP as of the most recent valuation date in such plan assuming that such Participant contributed six percent (6%) of his compensation (as such term was defined in the TDSP), including those contributions necessary to obtain the full Employer's Contribution (as such term is defined in the TDSP) for each year of active service after the amendment of the Profit Sharing and Thrift Plan effective February 1, 1984, during which contributions could have been made and further assuming that such contributions, together with matching Company contributions at the rate of one hundred percent (100%) of the first three percent (3%) of the Participant's contributions, or such lesser amount as provided by the TDSP, were credited with annual investment earnings at the rate earned by the Company on its short-term money-market investments;

                  (c) is the life annuity which is the Actuarial Equivalent of the early retirement benefit payable to the Participant under Section 6.1 of this EBS Plan;

                  (d) is the life annuity which is the Actuarial Equivalent of the benefit payable under Section 3.8 hereof; and

                  (e) is the annual Primary Social Security Benefit to which the Participant is entitled at age sixty-five (65), and which is deducted after age 65 only.

                  If an Early Retirement Supplement is payable until age 65 from the Retirement Plan, the same amount of benefit


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                  shall be payable from this EBS Plan, commencing at age 65.

Section 3.3 Delayed Retirement In the event a Participant who was an officer of Giant Food Inc. in 1976 and the Administrative Committee mutually agree that the Participant shall continue his employment beyond age sixty-five (65), the benefit to which a Participant shall be entitled on his actual retirement date shall be calculated in accordance with Section 3.1 of this Article 3 on the basis of the Participant's Final Average Earnings, his account balances in the TDSP, his account balance under the Giant Food Inc. Excess Benefit Plan, and his Primary Social Security Benefit on the actual date of his retirement.

Section 3.4 Executive Disability Retirement Benefit In the event a Participant who was an officer of Giant Food Inc. in 1976 becomes disabled and received benefits under the Long Term Disability Plan, the Participant may retire under this EBS Plan upon approval from the Administrative Committee. The Executive Disability Retirement Benefit is an annual benefit payable until age sixty-five (65), or earlier death, equal to sixty percent (60%) of Final Average Earnings less (a) and (b) below where

                  (a) is the benefit payable to the Participant under the Giant Food Inc. Long Term Disability Plan; and

                  (b) is the annual Primary Social Security Disability Benefit received by the Participant.

                  At age sixty-five (65), an Executive Retirement Benefit is payable in accordance with Section 3.1.

Section 3.5       Executive Death Benefit

                  (a) In the event a married Participant who was an officer of Giant Food Inc. in 1976 and who has satisfied the requirements for early retirement under the Retirement Plan dies prior to the date benefits commence under this EBS Plan, his


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                        beneficiary shall receive a monthly annuity equal to
                        thirty percent (30%) of the Participant's Final Average Earnings, less (i), (ii), (iii) and (iv) below, where

                        (i) is the death benefit payable to the beneficiary under Article VI of the Retirement Plan;

                        (ii) is a monthly annuity at the Participant's death which is the actuarial equivalent of the Participant's account balances in the TDSP at the time of his death;

                        (iii) is the death benefit payable under Section 6.2 of this EBS Plan; and

                        (iv) is the annual Primary Social Security Death Benefit received by the Participant's beneficiary.

                  (b) In the event a married Participant who was an officer of Giant Food Inc. in 1976 and who has not satisfied the requirements for early retirement under the Retirement Plan dies prior to the date benefits commence under this EBS Plan, his beneficiary shall receive a monthly annuity which is equal to the survivor annuity portion of a joint and 50 percent survivor annuity which is the actuarial equivalent of a monthly life annuity equal to 60 percent of the Participant's Final Average Earnings. This monthly annuity shall be reduced by the amounts described in subsections (i), (ii), (iii) and (iv) of
                        Section 3.5(a).

                  (c) In the event a Participant who was an officer of Giant Food Inc. in 1976 (whether or not married) dies prior the date benefits commence under this EBS Plan, having attained age 65 and still in the employ of Giant, his beneficiary shall receive a monthly annuity equal to the survivor annuity portion of a joint and 100 percent survivor annuity which is the actuarial equivalent of a


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                        monthly life annuity equal to 60 percent of the
                        Participant's Final Average Earnings. This monthly annuity shall be reduced by the amounts described in subsections (i), (ii), (iii) and (iv) of Section 3.5(a).

                  (d) The Executive Death Benefit under this Section 3.5 shall be paid in the same form, at the same time and to the same beneficiary as the death benefits under Article VI of the Retirement Plan are payable. Notwithstanding the preceding sentence, the Executive Death Benefit shall cease to be payable upon the death of the beneficiary.

Section 3.6 Reduction for Service If a Participant who was an officer of Giant Food Inc. in 1976 shall have completed fewer than fifteen (15) years continuous service, his Executive Retirement Benefit, as determined in Article 3.1, 3.2 or 3.3, as applicable, shall be adjusted by multiplying the benefit before any offsets are applied by a fraction, the numerator of which is the number of the Participant's years of continuous service and denominator of which is fifteen (15).

Section 3.7 Form of Benefit A Participant who was an officer of Giant Food Inc. in 1976 may elect to receive his Executive Retirement Benefit determined in accordance with Article 3.1, 3.2 or 3.3, as applicable, in any form which is the Actuarial Equivalent of a life annuity and is approved by the Administrative Committee; provided, however, that no benefit under this EBS Plan shall be payable as a lump sum.

Section 3.8 Compensation Restoration Benefit Effective May 1, 1989, a Participant or his beneficiary shall be entitled to a retirement, termination or death benefit (as the case may be) equal to the retirement, termination or death benefit payable to the Participant under Article V, VI or VII of the Retirement Plan, as applicable, determined without reference to the compensation limit set forth in Section 401(a)(17) of the Internal Revenue Code, reduced by (i) the retirement, termination or death benefit payable under Sections 3.1


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                  through 3.7 of this EBS Plan and (ii) the retirement,
                  termination or death benefit paid under the Retirement Plan. Benefits payable under this Section 3.8 shall not be reduced by the benefits payable under Article IV of this EBS Plan. Benefits payable under this Section 3.8 shall be paid in the same form and at the same time as the retirement, termination or death benefits are payable under the Restated Retirement Plan.

Section 3.9 Preservation of Supplemental Deferred Compensation Plan Benefits The provisions of Section 3.1 through Section 3.8 of this EBS Plan replace and supersede the Giant Food Inc. Supplemental Deferred Compensation Plan in its entirety. Notwithstanding the foregoing, the provisions of this Article III and of this EBS Plan generally shall be construed so as to preserve the benefits accrued by the participants in the Giant Food Inc. Supplemental Deferred Compensation Plan prior to the adoption of this EBS Plan.


                                   ARTICLE IV
                       COMPUTATION OF SAVINGS ACCUMULATION

Section 4.1       Employee Savings Deferrals

                  (a) Each Eligible Employee shall be permitted, but shall not be required, to defer under this EBS Plan by means of a payroll reduction for each Plan Year, an amount determined by such Eligible Employee, but not to exceed 10% of the Eligible Employee's current Compensation, less the maximum permissible elective deferral allowable during the Plan Year under the TDSP. All such deferrals shall be credited to the Account of such Employee as an Employee Savings Deferral.

                  (b) An Eligible Employee's election of a compensation deferral under Section 4.1(a) shall be in writing on a form supplied by the Administrative Committee and shall state the percentage rate or dollar amount of the Participant's deferral. Any such election must be received by the Administrative Committee


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                        prior to the first day of the Plan Year as to which the
                        deferral election is to be effective.

                  (c) Each Eligible Employee may change the deferral rate of his contribution under Section 4.1(a) or suspend his contributions in writing on a form supplied by the Administrative Committee, but no such change in the deferral rate or suspension of deferrals shall take effect prior to the first day of the next succeeding Plan Year.

                  (d) An Employee Savings Plan Participant's Employee Savings Deferrals and Employee Savings Yield shall at all times, be fully vested and nonforfeitable. Subject to the provisions of Sections 8.3 and 8.4 hereof, an Employee Savings Plan Participant's Employer Savings Deferrals and Employer Savings Yield shall vest in accordance with the vesting schedule set forth in the TDSP.

Section 4.2 Employer Savings Deferrals Pursuant to Plan Regulations, the Company shall, with respect to each Plan Year, credit to each Participant's Account as an Employer Savings Deferral, an amount equal to the amount of compensation deferred up to 3% and 25% of the amount deferred between the next 3% through 6% of the Participant's compensation, less the employer match under the TDSP.

Section 4.3       Computation of Yield

                  (a) Pursuant to Plan Regulations, each Participant shall have the right to make elections under this Section 4.3(a) pursuant to which the Employee Savings Yield with respect to the deferrals made by him under Section 4.1(a) (and the accumulated Employee Savings Yield thereon) and the Employer Savings Yield with respect to the amount of the Employer deferrals credited to his Account under Section 4.2 (and the Accumulated Employer Savings Yield thereon) shall be determined by reference to the increase (or decrease) in the value of such Savings Participant's Account that would have occurred had


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                        an amount equal to the balance of such account (as well
                        as additions to such Account) been invested in one or more of the investment funds or indices selected by the Administrative Committee pursuant to Section 6.2(c) hereof. For purposes of this computation, it shall be assumed that additions to each Account are invested within seven days of the day on which they are made and that the amounts so invested do not incur any federal, state, or local income capital gains or withholding tax, but that the amounts so invested are charged the actual administrative expense established by the Administrative Committee.

                  (b) A participant may change his election allocation once in any Plan Quarter by giving written notice to the Administrative Committee of the change not later than 15 days prior to the first day of the Plan Quarter.

Section 4.4 Failure to Elect Absent an election by a Participant pursuant to Sections 4.1(b) or 4.3(a), the Savings Participant's Account shall be determined by the increase (or decrease) in the value of such Savings Participant's Account that would have occurred had an amount equal to the balance of such account been invested in the lowest risk investment utilized by the Administrative Committee hereunder.

Section 4.5 No Funding An Eligible Employee's deferrals under Section 4.1(a) shall, at all times, be merely an unsecured, unfunded obligation of the Company, and no Participant shall, by virtue of having elected to participate in this EBS Plan, have any ownership or security interest in any assets of the Company.


                                    ARTICLE V
                          SAVINGS ACCUMULATION BENEFITS

Section 5.1 Aggregate Benefit The aggregate total of the Employee Savings Accumulation of any Participant shall be an amount equal to the sum of the Employee Savings


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                  Deferral, the Employee Savings Yield, the Employer Savings
                  Deferral, and the Employer Savings Yield of such Participant, less deducted administrative expenses.

Section 5.2 Form of Payment Pursuant to Plan Regulations, a Participant is required to choose the form that payment of his or her benefit under this EBS Plan shall take in advance of making his or her Employee Savings Deferral election.

Section 5.3 Acknowledgment Each Participant shall acknowledge in writing that no representations of investment performance and no investment advice has been provided by the Administrative Committee or the Company.


                                   ARTICLE VI
                                 EXCESS BENEFITS

Section 6.1 Retirement or Termination Benefits The Company shall pay to each Participant, or his Beneficiary, if applicable, if the Participant retires or terminates employment for reasons other than death, an amount equal to the excess (if any) of (i) the retirement, or termination benefit due under Article V or
                  Article VII of the Retirement Plan as applicable, determined without reference to Section 5.07 thereof, over (ii) the retirement or termination benefit paid under the Retirement Plan. Such excess payments shall be paid in the same form and at the same time as the retirement or termination benefits under the Retirement Plan are payable.

Section 6.2 Death Benefits In the event a Participant dies prior to the later of separation from service or the annuity starting date, the Company shall pay to the Participant's Beneficiary, in addition to the benefits under Section 5.1 an amount equal to the excess (if any) of (i) the death benefits due the Beneficiary under Article VI of the Retirement Plan determined without reference to Section 5.07 thereof, over (ii) the death benefits due the Beneficiary under Article VI of the


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                 Retirement Plan. Such excess payments shall be paid in the same form, at the same time and to the same Beneficiary as the death benefits under Article VI of the Retirement Plan are payable.

Section 6.3 Preservation of Excess Benefit Plan Benefits The provisions of Sections 6.1 and 6.2 of this EBS Plan replace and supersede the Giant Food Inc. Excess Benefit Plan in its entirety. Notwithstanding the foregoing, the provisions of this Article VI and of this EBS Plan generally shall be construed so as to preserve the benefits accrued by the Participants in the Giant Food Inc. Excess Benefit Plan prior to the adoption of this EBS Plan.


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                                   ARTICLE VII
                           ADMINISTRATION AND FUNDING

Section 7.1       Administration

                  (a) This EBS Plan shall be administered by the Administrative Committee. The Administrative Committee shall have the full power to implement, construe and administer this EBS Plan. The Administrative Committee shall be comprised of at least three members, chosen by the Company. Each member may, but need not, be an employee of the Company.

                  (b) The Company may remove any member of the Administrative Committee at any time, with or without cause, or any member may resign at any time. No member shall be entitled to act upon or decide any matter relating to any of his individual rights to receive benefits under this EBS Plan.

                  (c) All decisions of the Administrative Committee taken within the scope of its authority shall be final and binding on all parties.

Section 7.2       Funding

                  (a) This EBS Plan shall be unfunded. All payments under this EBS Plan shall be made from the general assets of the Company and the Company shall not be required to establish any reserves or separate or special fund or make any other segregation of assets to assure payment of benefits under this EBS Plan. If, and to the extent that, the Company establishes any reserves or separate or special fund or makes any other segregation of assets, such fund shall be solely for the benefit of the Company and the Participants under this Plan. No Participant shall have any priority, equity or security interest in any such asset.


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                  (b)   The Administrative Committee shall have the duty,
                        discretion, and responsibility to select the investment indices or funds which the Employee Savings Yields and Employer Savings Yields shall be determined. The Administrative Committee, by majority vote, shall determine the investment vehicles to be utilized to measure the investment return to be attributed to these deferrals in any given Fund. The Administrative Committee may, from time to time, modify the investment indices or funds so utilized, provided only that notice of such modification be furnished to Participants at least thirty days prior to the first day of the quarter in which such new investment measures shall take effect.

                  (c) The Company has no obligation to make investments of any amounts to fund its obligations under this EBS Plan, nor retain any particular investment to the extent such investments are made. Participants take no security interest in any investments made by the Company.

Section 7.3 Good Faith To the extent it operates in good faith, the Administrative Committee will be held harmless from any claim of liability relating to the maintenance of this EBS Plan.


                                  ARTICLE VIII
                                  MISCELLANEOUS

Section 8.1 Assignability No Participant or Beneficiary shall have any right to commute, sell, assign, transfer or otherwise convey the right to receive any benefits hereunder, which payments and rights thereto are expressly declared to be nonassignable and nontransferable, nor shall any payments be subject to attachment, garnishment or execution, or be transferable by operation of law in event of bankruptcy or insolvency, except to the extent otherwise provided by law.


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Section 8.2       Contract This EBS Plan is not an employment contract between the Company and any Employee. Neither the establishment of this EBS Plan nor any action taken thereunder, shall be construed as giving to any Employee the right to be retained in the employ of the Company.

Section 8.3 Noncompetition If the Administrative Committee finds that a person who is potentially entitled to benefits under this EBS Plan has acted or is acting in a manner detrimental to the interests of the Company, it may, in its sole discretion, (i) terminate all benefits to such person under Article III hereof, (ii) terminate all benefits to person under Article VI hereof, and (iii) terminate all further claims, benefits and entitlements of that person to the Employer Savings Deferral and Employer Savings Yield under this EBS Plan. Also, that portion of any payments being made to any person under this EBS Plan attributable to Employer Savings Deferrals and Employer Savings Yield may be terminated by the Administrative Committee if the person entitled to receive such payments engages in any act of competition with the Company, or uses, divulges, furnishes or makes accessible to any person, firm or corporation, any knowledge or information with respect to:

                  (a) any confidential, proprietary or secret aspect of the business or any program of the Company; or

                  (b) any customers' suppliers' lists or other information relating to the customers or suppliers of the Company.

Section 8.4       Termination for Cause

                  (a) Notwithstanding any of the above sections, any Participant who is not 100% vested in his Employer Savings Deferral and whose employment is terminated by way of discharge by the Company or Participant resignation on account of an admitted or proven dishonest act or disclosure of trade secrets or other sensitive business information by the Participant in connection with the Company's business affairs shall forfeit all amounts attributable to Employer Savings Deferral and Employer Savings Yield otherwise payable to him under this EBS Plan. A Participant who is 100% vested in his Employer Savings Deferral and Employer Savings Yield and whose employment is terminated by way of discharge by the Company or Participant resignation on account of an admitted or proven dishonest act or disclosure of trade secrets or other sensitive business information by the Participant in connection with the Company's business affairs shall forfeit all amounts attributable to Employer Savings Deferral and Employer Savings Yield otherwise payable to him under this EBS Plan until age 65.

                  (b) Notwithstanding any of the above sections, any Participant whose employment is terminated by way of discharge by the Company or Participant resignation on account of an admitted or proven dishonest act or disclosure of trade secrets or other sensitive business information by the Participant in connection with the Company's business affairs shall forfeit all benefits otherwise payable to him under Articles III and IV of this EBS Plan.

Section 8.5 Successors This EBS Plan shall be binding upon any successors to the Company by merger, acquisition, consolidation or otherwise.

Section 8.6 Tax The Company shall have the right to deduct and withhold from payments any taxes to the extent required by law.

Section 8.7 Gender and Number Wherever applicable, the masculine gender as used herein shall mean the feminine gender and the singular, the plural.

Section 8.8 Governing Law This EBS Plan shall be governed in accordance with the laws of the State of Maryland, except as preempted by ERISA.


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
Section 8.9 Right to Amend or Terminate The Company may amend or terminate this EBS Plan at any time; provided, however, that no amendment to this EBS Plan shall reduce a Participant's benefits below the benefits due the Participant immediately preceding such amendment or termination, and that any termination of this EBS Plan shall operate only to forestall future accruals under Articles III and VI hereof and future credits to Accounts of Employee Savings Deferrals and Employer Savings Deferrals and shall not alter or otherwise affect the amounts theretofore accrued under Articles III and VI hereof or accumulated as Employee Savings Deferrals, Employee Savings Yields, Employer Savings Deferrals and Employer Savings Yields nor shall any such amendment affect the future crediting of Employee Savings Yields or Employer Savings Yields.


IN WITNESS WHEREOF, Giant Food Inc. has caused this EBS Plan to be executed by its duly authorized officers this _____ day of April, 1994.


ATTEST:                                GIANT FOOD INC.


_________________________              By:_________________________


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